                                                             Exhibit 24


                               POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), hereby constitutes and appoints Curtis H. Barnette, Gary L. Millenbruch, and Lonnie A. Arnett, and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the following:

       (i) a Registration Statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of additional shares of Common Stock of Bethlehem, par value one dollar ($1) per share, to be offered or sold pursuant to the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies and any and all amendments thereto; and

       (ii) any and all amendments (including post-effective amendments) to the Registration Statements (Nos. 2-53880, 2-71699, 2-90795 and 33-58019) relating to the Savings
       Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies;

with power where appropriate to affix the corporate seal of Bethlehem thereto and to attest said seal, and to file, or cause to be filed, the same with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of October, 1999.





/s/ Curtis H. Barnette                /s/ Gary L. Millenbruch
--------------------------------      ------------------------------
Curtis H. Barnette                    Gary L. Millenbruch
Chairman, Chief Executive Officer     Vice Chairman
(principal executive officer)         (principal financial officer)
and Director                          and Director


/s/ Lonnie A. Arnett                         /s/ William M. Landuyt
--------------------------------             ------------------------------
Lonnie A. Arnett                             William M. Landuyt, Director
Vice President and Controller
(principal accounting officer)



/s/ Benjamin R. Civiletti                    /s/ Robert McClements, Jr.
--------------------------------             ------------------------------
Benjamin R. Civiletti, Director              Robert McClements, Jr.,
                                             Director



/s/ Worley H. Clark                          /s/ Roger P. Penny
--------------------------------             ------------------------------
Worley H. Clark, Director                    Roger P. Penny, Director



/s/ John B. Curcio                           /s/ Shirley D. Peterson
--------------------------------             ------------------------------
John B. Curcio, Director                     Shirley D. Peterson, Director



/s/ Duane R. Dunham                          /s/ Dean P. Phypers
--------------------------------             ------------------------------
Duane R. Dunham, Director                   Dean P. Phypers, Director



/s/ Lewis B. Kaden                           /s/ John F. Ruffle
--------------------------------             ------------------------------
Lewis B. Kaden, Director                     John F. Ruffle, Director



/s/ Harry P. Kamen
--------------------------------
Harry P. Kamen, Director